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                                  EXHIBIT 21

                     SUBSIDIARIES OF MILLIPORE CORPORATION

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                                  Exhibit 21

                     SUBSIDIARIES OF MILLIPORE CORPORATION

Pursuant to Item 601, Paragraph 21, clause (ii) of Regulation S-K, the following list excludes subsidiaries who conduct no business operations or which have no significant assets.

COMPANY NAME                                JURISDICTION OF ORGANIZATION
------------                                ----------------------------

Millipore Asia Ltd.                                 Delaware
Millipore Korea Ltd.                                Korea
Millipore Singapore, Pte. Ltd.                      Singapore
Millipore Cidra, Inc.                               Delaware
Millipore Intertech, (V.I.), Inc.                   U.S. Virgin Is.
Millipore (Canada) Ltd.                             Canada
Millipore S.A. de C.V.                              Mexico
Millipore GesmbH                                    Austria
Millipore Kft                                       Hungary
Millipore S.R.O.                                    Czech Republic
Millipore Investment Holdings Ltd.                  Delaware
Millipore International Holding Company B.V.        Netherlands
Millipore Japan Company L.L.C.                      Delaware
Nihon Millipore Limited                             Japan
Millipore S.A./N.V.                                 Belgium
Millipore (U.K.) Ltd.                               United Kingdom
Millipore S.A.                                      France
Millipore Ireland B.V.                              Netherlands
Millipore Dublin International Finance Company      Ireland
Millipore GmbH                                      West Germany
Millipore S.p.A.                                    Italy
Millipore A.B.                                      Sweden
Millipore AS                                        Norway
Millipore A.G.                                      Switzerland
Millipore A/S                                       Denmark
Millipore Australia Pty. Ltd.                       Australia
Millipore Iberica S.A.                              Spain
Millipore I.E.C., Ltda.                             Brazil
Millipore OY                                        Finland
Millipore B.V.                                      The Netherlands
Millipore China Ltd.                                Hong Kong
Millipore Pacific Limited                           Delaware
Millipore (Suzhou) Filter Company Limited           Peoples Republic of China
Millicorp, Inc.                                     Delaware
Minerva Insurance Co. Ltd.                          Bermuda
Vermeer                                             Ireland